Exhibit 99.1

BioLife Solutions Reports 4th Quarter and Full Year 2016 Results

Record Biopreservation Media Revenue, 28% Growth Over 2015

Q4 Operating Loss Reduced by 55% vs. Prior Year

Conference Call and Webcast Today at 4:30PM Eastern Time

BOTHELL, WA— March 9, 2017 —BioLife Solutions, Inc. (NASDAQ: BLFS), a leading developer, manufacturer and marketer of proprietary clinical grade cell and tissue hypothermic storage and cryopreservation freeze media (“BioLife” or the “Company”), today reported operational highlights and financial results for the fourth quarter and full year of 2016.

Revenue from biopreservation media product sales reached a new high of $2.3 million in the fourth quarter of 2016, an increase of 24% over the same period in 2015. For the full year of 2016, revenue totaled a record $8.2 million, a 28% increase compared to $6.4 million in 2015. Revenue growth for both periods was driven by increased sales of CryoStor® and HypoThermosol® clinical grade biopreservation media products to the regenerative medicine segment, including increased order volume from later stage clinical customers that are developing CAR T-cell and other cellular immunotherapies for cancer and other leading causes of death.

Mike Rice, BioLife President & CEO, commented, “We are completely focused on executing our strategy to achieve our goal of positive quarterly EBITDAS by the end of the year. We expect that a combination of continued revenue growth from the regenerative medicine market segment and lower operating expenses will enable BioLife to reach this milestone. 2017 could be a pivotal year for BioLife, with anticipated customer approvals of their cell therapies, and further adoption of CryoStor and HypoThermosol by new entrants in the high growth regenerative medicine market.”

2016 Operational Highlights

•	123 new customers were gained in 2016, including 65 in the high growth regenerative medicine market segment.

•	Long term supply agreements were signed with Kite Pharma, Bellicum Pharmaceuticals, and TissueGene, illustrating our critical supplier role with these late stage clinical customers.

•	Management estimates CryoStor and HypoThermosol are now incorporated in 250 regenerative medicine applications.

•	Completed the restructuring of the biologistex JV with SAVSU, significantly reducing future cash outflows while maintaining a strong financial interest in the success of this disruptive cold chain management technology platform.

Q4 and 2016 Financial Results

•	Gross margin was 61% for the fourth quarter and 58% for the full year of 2016.

•	Total consolidated operating expenses for the fourth quarter were $2.0 million compared to $2.4 million in Q3 2016. For the full year of 2016, consolidated operating expenses totaled $9.6 million compared to $8.8 million in 2015.

•	Consolidated operating loss for the fourth quarter was $0.6 million compared to $1.1 million in Q3 2016, and $1.4 million in Q4 2015. Consolidated operating loss for the full year of 2016 was $4.9 million compared to $5.0 million in 2015.

•	Net loss attributable to BioLife was $3.3 million for the fourth quarter of 2016, and included a one-time, non-cash loss on deconsolidation charge of $2.8 million related to the company’s restructuring of its biologistex joint venture. Excluding this charge, the net loss attributable to BioLife for the fourth quarter was $0.5 million compared to $1.1 million in Q4 2015. Net loss attributable to BioLife for 2016 was $6.9 compared to $4.2 million in 2015. Excluding the one-time, non-cash loss on deconsolidation, net loss for 2016 was $4.1 million vs. $4.2 million in 2015.

2017 Catalysts:

•	A number of cell therapy customers, including Kite Pharma, Kiadis Pharma and Kolon Life Sciences, are seeking regulatory approvals to commence marketing and commercial manufacturing in 2017, which, as a result, should drive increased demand for our proprietary biopreservation media products.

•	Continued adoption of CryoStor and HypoThermosol in pre-IND validations and phase 1, 2 and 3 clinical trials of new cell and tissue based products and therapies.

•	Adoption of the evo Smart Shipper and use of the biologistex Cold Chain Management SaaS by leading cell therapy companies.

2017 Guidance

Management reaffirms the full-year 2017 guidance provided in January as follows:

•	Biopreservation media revenue is expected to grow between 20-25% over 2016, with revenue in excess of $10 million.

•	Gross Margin is expected in a range of 55% to 60%.

•	Annual operating expenses are expected to range from $8 to $9 million.

•	Positive quarterly EBITDAS by the end of 2017.

Conference Call & Webcast

The Company will host a conference call and live webcast at 4:30 p.m. EST this afternoon. To access the webcast, please log on to the Investor Relations page of the BioLife Solutions website at www.biolifesolutions.com. Alternatively, you may access the live conference call by dialing (844) 825-0512 (U.S. & Canada) or (315) 625-6880 (International) with the following Conference ID: 82155882. A webcast replay will be available approximately two hours after the call and will be archived on www.biolifesolutions.com for 90 days.

About BioLife Solutions

The Company’s proprietary HypoThermosol® and CryoStor® platform of solutions are highly valued in the biobanking, drug discovery, and regenerative medicine markets. BioLife’s biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death. BioLife’s enabling technology provides commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function of cells, tissues, and organs.

For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the company’s anticipated business and operations, the potential utility of and market for its products and services, potential revenue growth and market expansion, market adoption of biologistex, commercial manufacturing of our customers’ products, and projected financial results, cash flow and liquidity, including the potential for reaching positive quarterly EBITDAS by the end of 2017. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding market adoption of products; uncertainty regarding third party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

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Media & Investor Relations

Roderick de Greef

Chief Financial Officer

(425) 686-6002

rdegreef@biolifesolutions.com

BIoLife Solutions, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Product sales	$2,250	$1,820	$8,227	$6,449
Cost of product sales	884	680	3,448	2,635
Gross profit	1,366	1,140	4,779	3,814
Gross margin %	61%	63%	58%	59%

Operating expenses
Research and development	428	426	2,029	1,379
Sales and marketing	610	764	3,009	2,583
General and administrative	955	1,354	4,592	4,869

Total operating expenses	1,993	2,544	9,630	8,831

Operating loss	(627)	(1,404)	(4,851)	(5,017)

Loss on deconsolidation of biologistex	(2,786)	-	(2,786)	-
Other income (expenses)	(152)	3	(404)	22
Total other income (expenses)	(2,938)	3	(3,190)	22

Net loss	(3,565)	(1,401)	(8,041)	(4,995)
Net loss attributable to non-controlling interest	241	282	1,166	781
Net loss attributable to BioLife Solutions, Inc.	$(3,324)	$(1,119)	$(6,875)	$(4,214)

Basic and diluted net loss per common share attributable to BioLife Solutions, Inc.	$(0.26)	$(0.09)	$(0.54)	$(0.35)

Basic and diluted weighted average common shares used to calculate net loss per common share	12,798	12,305	12,643	12,177

BIOLIFE SOLUTIONS, INC.

Unaudited Condensed Consolidated Balance Sheet Information

(In thousands)

	December 31, 2016	December 31, 2015
Cash, cash equivalents and investments	$1,406	$3,825
Accounts receivable	1,194	929
Inventories	1,758	1,835
Total current assets	4,628	6,973
Total assets	7,927	12,370

Total current liabilities	1,133	1,726
Total liabilities	4,761	2,510
Total Shareholders’ equity	3,166	9,860

BIOLIFE SOLUTIONS, INC.

Unaudited Condensed Consolidated Statement of Cash Flows Information

(In thousands)

	Year Ended
	December 31, 2016	December 31, 2015
Cash used in operating activities	$(4,327)	$(4,974)
Cash provided by investing activities	393	4,239
Cash provided by financing activities	3,167	369
Net increase (decrease) in cash and equivalents	$(767)	$(366)